As filed with the Securities and Exchange Commission on August 28, 2003

Registration No. 333-100656

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
 FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DICK’S SPORTING GOODS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	16-1241537 (I.R.S. Employer Identification Number)

200 Industry Drive, RIDC Park West
Pittsburgh, Pennsylvania 15275
(Address of Principal Executive Offices)

1992 Stock Option Plan
Employee Stock Purchase Plan
(Full title of the plan)

Copies of all communications to:

Edward W. Stack
Chairman and Chief Executive Officer
Dick’s Sporting Goods, Inc.
200 Industry Drive
RIDC Park West
Pittsburgh, Pennsylvania 15275
(412) 809-0100
(Name and address, including zip code, and
telephone number of agent for service)	Lewis U. Davis, Jr., Esquire Buchanan Ingersoll Professional Corporation One Oxford Centre 301 Grant Street, 20th Floor Pittsburgh, Pennsylvania 15219-1410 (412) 562-8800

The sole purpose of this filing is to file Exhibit 4.1 to reflect certain administrative changes made to Dick’s Sporting Goods, Inc.’s 1992 Stock Plan. There have been no changes to the Registration Statement. Pursuant to Rule 462(d) under the Securities Act of 1933, as amended, this post-effective amendment is effective upon the filing of this Registration Statement with the Commission.

INCORPORATION OF PRIOR REGISTRATION STATEMENT BY REFERENCE

     Dick’s Sporting Goods, Inc., a Delaware corporation (the “Company”), hereby incorporates by reference into this Registration Statement the information contained in the Company’s earlier Registration Statement, File No. 333-100656 relating to the Company’s 1992 Stock Option Plan and Employee Stock Purchase Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 8. Exhibits

     The following is a list of exhibits filed as part of this Registration Statement.

Exhibit No.	Description	Method of Filing

3.1	Amended and Restated Certificate of Incorporation	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-8, File No. 333-100656

3.2	Amended and Restated Bylaws	Incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, File No. 333-96587

4.1	Registrant’s 1992 Stock Option Plan	Filed herewith

5.1	Opinion of Buchanan Ingersoll Professional Corporation regarding legality of the securities being registered	Incorporated by reference to Exhibit 5.1 to the Registrant’s Registration Statement on Form S-8, File No. 333-100656

23.1	Independent Auditors’ Consent	Filed herewith

23.2	Consent of Buchanan Ingersoll Professional Corporation	(included in its opinion incorporated by reference to Exhibit 5.1 to the Registrant’s Registration Statement on Form S-8, File No. 333-100656)

24.1	Power of Attorney	Incorporated by reference to the signature page of the Registrant’s Registration Statement on Form S-8, File No. 333-100656

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 20th day of August, 2003.

DICK’S SPORTING GOODS, INC.

By:	/s/ Edward W. Stack Edward W. Stack Chairman of the Board and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Edward W. Stack Edward W. Stack	Chairman of the Board, Chief Executive Officer and Director	August 20th, 2003

/s/ William J. Colombo William J. Colombo	President and Director	August 20th, 2003

/s/ Michael F. Hines Michael F. Hines	Chief Administrative Officer and Chief Financial Officer (principal financial and accounting officer)	August 20th, 2003

/s/ David I. Fuente David I. Fuente	Director	August 20th, 2003

/s/ Walter Rossi Walter Rossi	Director	August 20th, 2003

/s/ Lawrence J. Schorr Lawrence J. Schorr	Director	August 20th, 2003

Steve E. Lebow	Director	August , 2003

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

3.1	Amended and Restated Certificate of Incorporation	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-8, File No. 333-100656

3.2	Amended and Restated Bylaws	Incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, File No. 333-96587

4.1	Registrant’s 1992 Stock Option Plan	Filed herewith

5.1	Opinion of Buchanan Ingersoll Professional Corporation regarding legality of the securities being registered	Incorporated by reference to Exhibit 5.1 to the Registrant’s Registration Statement on Form S-8, File No. 333-100656

23.1	Independent Auditors’ Consent	Filed herewith

23.2	Consent of Buchanan Ingersoll Professional Corporation	(included in its opinion incorporated by reference to Exhibit 5.1 to the Registrant’s Registration Statement on Form S-8, File No. 333-100656)

24.1	Power of Attorney	Incorporated by reference to the signature page of the Registrant’s Registration Statement on Form S-8, File No. 333-100656